UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 23, 2025

Date of Report (Date of earliest event reported)

AIRSHIP AI HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40222	93-4974766
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

8210 154th Ave NE Redmond, WA	98052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 462-4250

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AISP	The Nasdaq Stock Market LLC
Warrants	AISPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2025, Airship AI Holdings, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “Offering Agreement”) with Roth Capital Partners, LLC, as sales agent (the “Sales Agent”), pursuant to which the Company may, from time to time, offer and sell shares of its common stock, par value $0.0001 per share (the “Shares”), through or to Sales Agent as its sales agent or manager.

The offer and sale of the Shares will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-285678) (the “Registration Statement”) declared effective by the U.S. Securities and Exchange Commission (“SEC”) on March 21, 2025 and the prospectus supplement filed with the SEC on April 23, 2025 pursuant to Rule 424(b) (the “Prospectus Supplement”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Prospectus Supplement, the Company may offer and sell up to a maximum of $25,000,000 of Shares under the Sales Agreement.

Sales of Shares, if any, may be made by means of transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, including block trades and sales made in ordinary brokers’ transactions on The Nasdaq Stock Market. The compensation payable to the Sales Agent for sales of Shares with respect to which the Sales Agent acts as sales agent shall be 2.75% of the gross sales price for such Shares. In addition, the Company has agreed to reimburse certain expenses incurred by the Sales Agent in connection with the offering.

Under the terms of the Offering Agreement, the Company also may sell Shares to the Sales Agent as principal for its own accounts. If the Company sells Shares to the Sales Agent as principal, the Company will enter into a separate terms agreement with the Sales Agent setting forth the terms of such transaction. In connection with the sale of the Shares on the Company’s behalf, the Sales Agent may be deemed an “underwriter” within the meaning of the Securities Act and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts.

The Company is not obligated to sell, and the Sales Agent is not obligated to buy or sell, any specific number or dollar amount of Shares, but, if instructed to do so and subject to the terms and conditions of the Offering Agreement, the Sales Agent will use its commercially reasonable efforts to sell all of the designated Shares in accordance with the Company’s instruction on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The Nasdaq Global Market. The offering of Shares pursuant to the Offering Agreement will terminate in accordance with its terms. We are not obligated to make any sales of Shares under the Offering Agreement, and no assurance can be given that we will sell any Shares under the Offering Agreement, or, if we do, as to the price or amount of Shares that we will sell, or the dates on which any such sales will take place.

Under the terms of the Offering Agreement, the Company will not issue or sell through the Sales Agent such number or dollar amount of shares of common stock that would exceed the number or dollar amount of shares of common stock registered and available on the Registration Statement, exceed the number of authorized but unissued shares of common stock, or exceed the number or dollar amount of shares of common stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable).

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The Offering Agreement contains customary representations, warranties, and agreements by the Company and customary indemnification rights and obligations of the parties. In addition, the Company has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act. The Company or the Sales Agent may suspend or terminate the offering upon notice to the other party and subject to other conditions.

The foregoing summary of the Offering Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Offering Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 1.01. The opinion of the Company’s counsel regarding the validity of the shares that will be issued pursuant to the Offering Agreement and the Prospectus Supplement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The Shares to be sold under the Offering Agreement, if any, will be issued and sold pursuant to the Registration Statement and the Prospectus Supplement related thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Loeb & Loeb LLP.
10.1	Offering Agreement, dated April 23, 2025, by and between Airship AI Holdings, Inc. and Roth Capital Partners, LLC, as sales agent.
23.1	Consent of Loeb & Loeb LLP. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2025

AIRSHIP AI HOLDINGS, INC.

	By:	/s/ Victor Huang
	Name:	Victor Huang
	Title:	Chief Executive Officer

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